UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2005

QUANTA CAPITAL HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-50885

Bermuda	N/A
(State or other jurisdiction of	(I.R.S. Employer)
incorporation or organization)	Identification No.)

1 Victoria Street, Fourth Floor
Hamilton HM11
Bermuda

(Address of principal executive offices and zip code)

441-294-6350
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 14, 2005, Quanta Capital Holdings Ltd. (the ‘‘Company’’) entered into an Underwriting Agreement (the ‘‘Preferred Shares Underwriting Agreement’’) with Friedman, Billings, Ramsey & Co., Inc., as representative, and BB&T Capital Markets, a division of Scott & Stringfellow, Inc. (the ‘‘Underwriters’’) for the sale of 3,450,000 10.25% Series A Preferred Shares, par value $0.01 per share, liquidation preference of $25 per share, of the Company (the ‘‘Preferred Shares’’), which includes the exercise in full of the Underwriters' over-allotment option of 450,000 shares. As of the date of this Current Report on Form 8-K (this ‘‘Report’’), the Underwriters have not exercised the over-allotment option. A copy of the Preferred Shares Underwriting Agreement is attached to this Report as Exhibit 1.1 and is incorporated herein by reference. The Preferred Shares were sold under the Company's Form S-3 shelf registration statement (Reg. No. 333-129255) and related prospectus supplement filed pursuant to Rule 424(b) of the Securities Act of 1933. The Company received approximately $75.0 million in aggregate gross proceeds (before underwriting discounts and other offering expenses) from the offering of the Preferred Shares. The Company expects to use the proceeds from the sale of the Preferred Shares for general corporate purposes.

On December 14, 2005, the Company also entered into an Underwriting Agreement (the ‘‘Common Shares Underwriting Agreement’’) with the Underwriters for the concurrent sale of 13,136,841 common shares, par value $0.01 per share, of the Company (the ‘‘Common Shares’’), which includes the exercise in full of the Underwriters' over-allotment option of 1,713,501 shares. The Underwriters exercised the over-allotment option in full on December 16, 2005. A copy of the Common Shares Underwriting Agreement is attached to this Report as Exhibit 1.2 and is incorporated herein by reference. The Common Shares were sold under the Company's Form S-3 registration statement (Reg. No. 333-130115) and the Company's Form S-3 registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 (Reg. No. 333-130330). The Company received approximately $64.0 million in aggregate gross proceeds (before underwriting discounts and other offering expenses) from the offering of the Common Shares (including the exercise of the over-allotment option). The Company expects to use the proceeds from the sale of the Common Shares for general corporate purposes.

The above discussion of the Preferred Shares Underwriting Agreement and the Common Shares Underwriting Agreement (collectively, the ‘‘Underwriting Agreements’’) is a summary description of certain terms and conditions of the Underwriting Agreements and is qualified in its entirety by the terms and conditions of the Underwriting Agreements. For complete descriptions of the terms and conditions summarized in this Report, reference must be made to the Underwriting Agreements.

Item 3.03    Material Modification of Rights of Security Holders.

In connection with the issuance of the Preferred Shares, on December 14, 2005, the Pricing Committee of the Board of Directors of the Company approved the designation, powers, preferences and rights and the qualifications, limitations and restrictions of the Preferred Shares as set forth in the Certificate of Designation. Subject to certain exceptions, the terms of the Preferred Shares as set forth in the Certificate of Designation, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference, limit the Company's ability to pay or declare dividends on, and to purchase or redeem for consideration, the Company's Common Shares or any other stock ranking junior to the Preferred Shares, if the Company has not declared and paid (or declared and set aside a sum sufficient for the payment of) dividends for the latest completed dividend period on all issued Preferred Shares.

In addition, as described in more detail in the Certificate of Designation, whenever dividends payable on the Preferred Shares or any class or series of parity stock (‘‘Parity Stock’’) have not been declared by the Board of Directors of the Company (the ‘‘Board’’) and paid in an aggregate amount equal to six full quarterly dividends (whether or not consecutive), the holders of the Preferred Shares, together with the holders of each class or series of Parity Stock, will have the right (the ‘‘Representation Right’’), voting together as a single class regardless of class or series, to elect, by a vote of the holders of a majority of the issued Preferred Shares and such Parity Stock, two directors (‘‘Additional Directors’’) to the Board, provided that the election of any such directors shall not cause the Company to violate the corporate governance requirements of The Nasdaq Stock Market, Inc. (or any other exchange or quotation system on which the Company's securities may be listed or quoted) that listed companies must have a majority of independent directors. Whenever dividends on the Preferred Stock and all Parity Stock in issue have been paid in full or sufficient funds have been set aside for payment for at least four dividend periods, whether or not consecutive, the Representation Right will cease (but subject always to the same provision for vesting of such right in the case of any future arrears in an aggregate amount equal to six full quarterly dividends whether or not consecutive), and the terms of office of the Additional Directors elected to the Board shall terminate.

The above discussion of the Certificate of Designation is a summary description of certain terms and conditions of the Certificate of Designation and is qualified in its entirety by the terms and conditions of the Certificate of Designation. For complete descriptions of the terms and conditions summarized in this Report, reference must be made to the Certificate of Designation.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2005, the Pricing Committee of the Board approved the Certificate of Designation setting forth the designation, powers, preferences and rights and the qualifications, limitations and restrictions of the Preferred Shares. The Certificate of Designation is attached to this Report as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
1.1	Preferred Shares Underwriting Agreement dated as of December 14, 2005.
1.2	Common Shares Underwriting Agreement dated as of December 14, 2005.
4.1	Certificate of Designation setting forth the designation, powers, preferences and rights and the qualifications, limitations and restrictions of the 10.25% Series A Preferred Shares.
4.2	Form of Share Certificate evidencing the 10.25% Series A Preferred Shares.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanta Capital Holdings Ltd.

Date: December 20, 2005	/s/ Robert Lippincott III
Robert Lippincott III
Interim Chief Executive Officer

Index to Exhibits

Exhibit Number	Description
1.1	Preferred Shares Underwriting Agreement dated as of December 14, 2005.
1.2	Common Shares Underwriting Agreement dated as of December 14, 2005.
4.1	Certificate of Designation setting forth the designation, powers, preferences and rights and the qualifications, limitations and restrictions of the 10.25% Series A Preferred Shares.
4.2	Form of Share Certificate evidencing the 10.25% Series A Preferred Shares.